SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2003

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

InfoSpace, Inc. (“InfoSpace”) announced on April 2, 2003 that that it has appointed Kathleen Rae as President and Chief Operating Officer; David Rostov as Chief Financial Officer; and Brian McManus as Executive Vice President, Search and Directory. Ms. Rae takes over the duties of Ed Belsheim, who remains a member of the InfoSpace management team as Chief Administrative Officer. Mr. Rostov replaces Tammy Halstead, who is retiring. A copy of the press release is is filed as Exhibit 99.1 hereto.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

99.1 Press Release, dated April 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2003

INFOSPACE, INC.

By:	/s/ JOHN M. HALL
John M. Hall Senior Vice President and General Counsel